UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K originally filed on December 27, 2021 is being filed by SOC Telemed, Inc. for the purpose of amending Item 9.01(d) to include Exhibit 104 “Cover Page Interactive Data File (embedded within the Inline XBRL document)” which was inadvertently omitted from the original filing. No other changes have been made to the original filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2021, SOC Telemed, Inc. (the “Company”) entered into employment agreements and, severance and change of control severance agreements with Christopher M. Gallagher, M.D. and David Mikula to provide for the terms of their employment with and separation from the Company. As reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 1, 2021, Dr. Gallagher and Mr. Mikula began serving as the Company’s Chief Executive Officer and Chief Operating Officer, respectively, on September 1, 2021.

Christopher M. Gallagher, M.D.

The Employment Agreement, dated December 20, 2021, between the Company and Dr. Gallagher provides for at-will employment during an initial three-year term commencing on November 1, 2021, which may be automatically renewed for one-year terms thereafter. The agreement establishes Dr. Gallagher’s initial annual base salary of $450,000, and provides that it will be increased to $500,000 effective January 1, 2022. The agreement also provides for eligibility for an annual target cash incentive bonus of up to 50% of his annual base salary for 2021 (100% for periods after 2022) upon the achievement of certain performance goals determined by the Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”), and to participate in the employee benefit plans maintained by the Company. Pursuant to the agreement, Dr. Gallagher was granted under the Company’s 2020 Equity Incentive Plan (the “Equity Incentive Plan”) time-based restricted stock units for 1,080,000 shares of Class A common stock, with a four-year vesting schedule subject to his continuous service, and performance-based restricted stock units for 720,000 shares of Class A common stock to vest in three equal installments on December 5 of each of 2022, 2023 and 2024, provided that the applicable stock-price performance goal has been achieved by such date (and, if not, on the date the applicable performance goal is subsequently achieved), subject to his continued employment on each applicable vesting date and the achievement of the applicable performance criteria. The agreement also entitles Dr. Gallagher to receive in 2023 a mix of time- and performance-based restricted stock units pursuant to the Equity Incentive Plan with a target value based on the product of (x) 50% multiplied by (y) the appropriate grant date fair value of such award as determined in the Compensation Committee of the Board’s sole discretion, subject to Dr. Gallagher’s continued employment at the date of the grant on each applicable vesting date and the achievement of the applicable performance criteria.

The Company also entered into a severance and change in control agreement with Dr. Gallagher, dated December 22, 2021, and effective November 1, 2021. Pursuant to the severance and change in control agreement, if Dr. Gallagher’s employment is terminated by the Company without “Cause” or Dr. Gallagher resigns for “Good Reason” in each case not in connection with the a “Change in Control” of the Company (each term as defined in the severance and change in control agreement), Dr. Gallagher will be entitled to receive (i) twelve-months’ continuation of his annual base salary, (ii) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid on the termination date, (iii) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on actual performance levels and prorated, and (iv) up to twelve months of COBRA coverage at the Company’s sole expense. If Dr. Gallagher’s employment is terminated by the Company without Cause or if Dr. Gallagher resigns for Good Reason in each case during the one month period prior to (and in connection with) or the one year period following a Change in Control of the Company, Dr. Gallagher will be entitled to receive (i) a lump sum severance payment equal to one times his annual base salary, (ii) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid on the termination date, (iii) up to one year of COBRA coverage at the Company’s sole expense, (iv) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on target performance levels and not prorated, and (v) full acceleration of vesting of all time-based equity awards. If Dr. Gallagher’s employment terminates due to his death or disability, then in lieu of the above he or his estate will receive (i) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid, (ii) a lump sum severance payment equal to the cash incentive compensation bonus he would have been entitled to receive in respect of the fiscal year in which his termination occurs, determined based on target performance levels and prorated, and (iii) an extended exercise period of up to one year with respect to any vested stock options held as of his separation date. The severance payments and benefits described above are each contingent upon Dr. Gallagher’s delivery of a general release of claims in favor of the Company, compliance with non-solicitation and non-competition restrictions each lasting for one year following a separation for any reason, and compliance with indefinite confidentiality and non-disparagement obligations following a separation for any reason.

The foregoing description of the principal terms of Dr. Gallagher’s employment is not complete and is qualified in its entirety by reference to his employment agreement and his severance and change of control agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

David Mikula

The Employment Agreement, dated December 20, 2021, between the Company and Mr. Mikula provides for at-will employment during an initial three-year term commencing on November 1, 2021, which may be automatically renewed for one-year terms thereafter. The agreement establishes Mr. Mikula’s initial annual base salary of $390,000 retroactive to September 1, 2021 and eligibility for annual target cash incentive bonus of up to 60% of his annual base salary, retroactive to September 1, 2021, upon the achievement of certain performance goals determined by the Board or the Compensation Committee, and to participate in the employee benefit plans maintained by the Company. Pursuant to the agreement, Mr. Mikula was granted under the Equity Incentive Plan time-based restricted stock units for 450,000 shares of Class A common stock, with a four-year vesting schedule subject to his continuous service, and performance-based restricted stock units for 300,000 shares of Class A common stock to vest in three equal installments on December 5 of each of 2022, 2023 and 2024, provided that the applicable stock-price performance goal has been achieved by such date (and, if not, on the date the applicable performance goal is subsequently achieved), , subject to his continued service on each applicable vesting date and the achievement of the applicable performance criteria.

The Company also entered into a severance and change in control agreement with Mr. Mikula, dated December 22, 2021, and effective November 1, 2021, substantially in the form of the Company’s standard form of severance and change of control agreement. Pursuant to the severance and change in control agreement, if Mr. Mikula’s employment is terminated by the Company without “Cause” or Mr. Mikula resigns for “Good Reason” in each case not in connection with a “Change in Control” of the Company (each term as defined in the severance and change in control agreement), Mr. Mikula will be entitled to receive (i) six-months’ continuation of his annual base salary if separation occurs before May 1 2023 or twelve-months’ continuation of his annual base salary if separation occurs after May 1, 2023, (ii) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid on the termination date, (iii) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on actual performance levels and prorated, and (iv) up to six months of COBRA coverage at the Company’s sole expense if separation occurs before May 1, 2023 (up to twelve months of COBRA coverage if separation occurs thereafter). If Mr. Mikula’s employment is terminated by the Company without Cause or if Mr. Mikula resigns for Good Reason in each case during the one month period prior to (and in connection with) or the one year period following a Change in Control of the Company, Mr. Mikula will be entitled to receive (i) a lump sum severance payment equal to one times his annual base salary, (ii) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid on the termination date, (iii) up to one year of COBRA coverage at the Company’s sole expense, (iv) a lump sum severance payment equal to the cash incentive compensation bonus he would have received in respect of the fiscal year in which his termination occurs, determined based on target performance levels and not prorated, and (v) full acceleration of vesting of all time-based equity awards. If Mr. Mikula’s employment terminates due to his death or disability, then in lieu of the above he or his estate will receive (i) any cash incentive compensation bonus earned with respect to the immediately preceding fiscal year, which remains unpaid on the termination date, (ii) a lump sum severance payment equal to the cash incentive compensation bonus he would have been entitled to receive in respect of the fiscal year in which his termination occurs, determined based on target performance levels and prorated, and (iii) an extended exercise period of up to one year with respect to any vested stock options held as of his separation date. The severance payments and benefits described above are each contingent upon Mr. Mikula’s delivery of a general release of claims in favor of the Company, compliance with non-solicitation and non-competition restrictions each lasting for one year following a separation for any reason, and compliance with indefinite confidentiality and non-disparagement obligations following a separation for any reason.

The foregoing description of the principal terms of Mr. Mikula’s employment is not complete and is qualified in its entirety by reference to his employment agreement and his severance and change of control agreement, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1+	Employment Agreement between SOC Telemed, Inc. and Christopher M. Gallagher, dated as of December 20, 2021 (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by SOC Telemed, Inc. on December 27, 2021).
10.2+	Severance and Change in Control Agreement between SOC Telemed, Inc. and Christopher M. Gallagher, dated as of December 22, 2021 (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed by SOC Telemed, Inc. on December 27, 2021).
10.3+	Employment Agreement between SOC Telemed, Inc. and David Mikula, dated as of December 20, 2021 (previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed by SOC Telemed, Inc. on December 27, 2021).
10.4+	Severance and Change in Control Agreement between SOC Telemed, Inc. and David Mikula, dated as of December 22, 2021 (previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed by SOC Telemed, Inc. on December 27, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: December 29, 2021	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

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